Exhibit 99.1

NEWS RELEASE

Mitel Withdraws ShoreTel Acquisition Proposal

OTTAWA, Ontario – November 17, 2014 – Mitel® (Nasdaq: MITL) (TSX: MNW), a global leader in business communications, today announced that it has withdrawn its proposal to acquire all outstanding shares of ShoreTel (Nasdaq:SHOR) common stock. The decision to terminate the proposal early was made in light of the repeated refusal of ShoreTel’s Board of Directors to engage in discussions of any kind regarding a potential transaction.

About Mitel

Powering more than 2 billion connections every day, Mitel (NASDAQ: MITL; TSX: MNW) helps businesses connect, collaborate and take care of their customers. That includes more than 33 million cloud connections daily, making Mitel the world’s fastest growing provider of cloud communications. Our business communications experts serve more than 60 million users with over 2500 channel partners in more than 100 countries. We have #1 market share in EMEA and have been identified by top industry analyst firms as a business communications leader. For more information, go to www.mitel.com and follow us on Twitter @Mitel

Forward Looking Statements

Some of the statements in this press release, including with respect to the proposal to acquire ShoreTel and the benefits of a potential transaction, are forward-looking statements (or forward-looking information) within the meaning of applicable U.S. and Canadian securities laws. These include statements using the words believe, target, outlook, may, will, should, could, estimate, continue, expect, intend, plan, predict, potential, project and anticipate, and similar statements which do not describe the present or provide information about the past. There is no guarantee that the expected events or expected results will actually occur. Such statements reflect the current views of management of Mitel and are subject to a number of risks and uncertainties. These statements are based on many assumptions and factors, including general economic and market conditions, industry conditions, operational and other factors. Any changes in these assumptions or other factors could cause actual results to differ materially from current expectations. All forward-looking statements attributable to Mitel, or persons acting on its behalf, and are expressly qualified in their entirety by the cautionary statements set forth in this paragraph. Undue reliance should not be placed on such statements. In addition, material risks that could cause results of operations to differ include the Mitel’s ability to achieve or sustain profitability in the future since its acquisition of Aastra; fluctuations in the quarterly and annual revenues and operating results; fluctuations in foreign exchange rates; current and ongoing global economic instability, political unrest and related sanctions, particularly in connection with the Ukraine and the Middle East; intense competition; reliance on channel partners for a significant component of sales; dependence upon a small number of outside contract manufacturers to manufacture products; the ability to successfully integrate the acquisition of Aastra and realize certain synergies; and, our ability to implement and achieve our business strategies successfully. Additional risks are described under the heading “Risk Factors” in Mitel’s Transition Report on Form 10-K for the eight month period ended December 31, 2013, filed with the Securities and Exchange Commission on March 31, 2014. Forward-looking statements speak only as of the date they are made. Except as required by law, we do not have any intention or obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.

Mitel is the registered trademark of Mitel Networks Corporation.

All other trademarks are the property of their respective owners.

MITL-F

Contact Information

Amy MacLeod (media), 613-592-2122 x71245, amy.macleod@mitel.com

Cynthia Navarro (industry analysts), 469-574-8113, cynthia.navarro@mitel.com

Michael McCarthy (investor relations), 469-574-8134, michael.mccarthy@mitel.com